For the six month period ended (a) 10/31/00
File number (c) 811-3981

                         SUB-ITEM 77 0
                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       AT&T Wireless Group

2.   Date of Purchase
       4/26/00

3.   Number of Securities Purchased
       228,900

4.   Dollar Amount of Purchase
       $6,752,950

5.   Price Per Unit
       $29.50

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Goldman Sachs

7.   Other Members of the Underwriting Syndicate

          Banc of America Securities LLC
          Bear, Stearns & Co., Inc.
          Chase Securities Inc.
          Credit Suisse First Boston Corporation
          Deutsche Bank Securities Inc.
          Donaldson,  Lufkin & Jenrette Securities
          Corporation
          Goldman, Sachs & Co.
          J.P. Morgan Securities Inc.
          Lehman Brother Inc.
          Merrill  Lynch, Pierce, Fenner  &  Smith
          Incorporated
          Morgan Stanley & Co. Incorporated
          M.R. Beal & Co.
          PaineWebber Incorporated
          Prudential Securities Incorporated
          Salomon Smith Barney Inc.
          Sanford C. Bernstein & Co. Inc.
          Thomas Weisel Partners LLC